UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2019

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on January 31, 2019.  At the meeting, the shareholders voted on the following items:

Proposal 1

Election of three (3) directors (Brenda D. Newberry, Suzanne Sitherwood and Mary Ann Van Lokeren) to each serve for a three-year term expiring at the annual meeting in 2022 and one (1) director (Stephen S. Schwartz) to serve for a two-year term expiring in 2021 received the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Brenda D. Newberry	39,974,375	828,055	5,880,904
Suzanne Sitherwood	40,398,521	403,909	5,880,904
Mary Ann Van Lokeren	40,262,803	539,627	5,880,904
Stephen S. Schwartz	40,566,420	236,010	5,880,904

Proposal 2

Advisory vote to approve the compensation of the Company’s named executive officers received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
40,053,339	555,511	193,580	5,880,904

Proposal 3

The ratification of Deloitte & Touche LLP to serve as independent registered public accountants for fiscal year 2019 received the following vote:

Number of Votes
For	Against	Abstain
45,666,725	935,485	81,124

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Spire Inc.
Date: February 5, 2019	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Vice President, Corporate Secretary